UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2011

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hermann Drive
Alvin, Texas 77511
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

As described under Item 3.03 below, on December 1, 2011, Team, Inc., a Texas corporation (“Team”), consummated a merger with and into Team, Inc., a Delaware corporation and a wholly-owned subsidiary of Team (the “Company”), for the purpose of changing Team’s state of incorporation from Texas to Delaware (the “Reincorporation”).  The Reincorporation was accomplished pursuant to the terms and conditions of an Agreement and Plan of Merger, dated November 29, 2011 (the “Merger Agreement”), which is attached hereto as Exhibit 2.1.  The shareholders of Team approved the Reincorporation and the Merger Agreement at Team’s annual meeting of shareholders held on September 29, 2011.  As a result of the Reincorporation, Team has ceased to exist and the Company, as the surviving corporation, will continue to operate the business of Team as it existed prior to the Reincorporation.

ITEM 3.03.  Material Modification to Rights of Security Holders.

As a result of the Reincorporation described in Item 1.01 above, (i) each share of Team’s common stock, par value $.030 per share (“Team Common Stock”), and preferred stock, par value $100.00 per share (together with Team Common Stock, the “Team Capital Stock”), outstanding immediately before the Reincorporation, was automatically converted into one share of the Company’s common stock, $0.30 par value per share (“Company Common Stock”), and preferred stock, par value $100.00 per share (together with the Company Common Stock, the “Company Capital Stock”), respectively, and (ii) all options and warrants to purchase Team Common Stock, outstanding at the time of Reincorporation, were automatically converted into options and warrants to purchase an identical number of shares of Company Common Stock.  Upon the Reincorporation, each certificate representing certain shares of Team Capital Stock now represents the same number of shares of Company Capital Stock.  Team shareholders do not need to exchange their certificates as a result of the Reincorporation.

The Reincorporation did not result in any change to Team’s company name, NASDAQ listing, CUSIP number, business operations, management or physical location.  Upon effectiveness of the Reincorporation, the board of directors of the Company consisted of those persons elected to the current board of directors of Team, who will continue to serve for the term of their respective elections to the board, and the individuals who served as executive officers of Team immediately prior to the Reincorporation will continue to serve as executive officers of the Company.

As of December 1, 2011, the effective date of the Reincorporation, Delaware General Corporation Law governs the rights of the Company’s shareholders, and the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) govern the surviving corporation.

As a result of the Reincorporation, the Company is the successor issuer to Team and succeeds to the attributes of Team as the registrant in filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company’s Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing description of the Reincorporation, the Merger Agreement, the Certificate of Incorporation and the Bylaws is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Certificate of Incorporation and the Bylaws, attached hereto as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  For a more detailed description and discussion of the effects of the Reincorporation, including material differences in the rights of shareholders under the laws of Texas and Delaware, please refer to Team’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 26, 2011.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Reincorporation as disclosed under Items 1.01 and 3.03 above, the Company’s current Certificate of Incorporation and Bylaws now govern the surviving corporation.  The disclosures under Items 1.01 and 3.03 are incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated November 29, 2011, by and between Team, Inc., a Texas Corporation, and Team, Inc., a Delaware corporation
3.1*	Amended and Restated Certificate of Incorporation of Team, Inc.
3.2*	Bylaws of Team, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Team, Inc.
(Registrant)
Date: December 2, 2011	By:	/s/ André C. Bouchard
André C. Bouchard
Senior Vice President – Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated November 29, 2011, by and between Team, Inc., a Texas Corporation, and Team, Inc., a Delaware corporation
3.1	Amended and Restated Certificate of Incorporation of Team, Inc.
3.2	Bylaws of Team, Inc.